UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

REAL MEX RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Goronkin as President, Chief Executive Officer and Chairman of the Board of Directors

On April 1, 2011, Real Mex Restaurants, Inc. (the “Company”) announced that the Board of Directors appointed David Goronkin as President, Chief Executive Officer and Chairman of the Board of Directors, effective June 1, 2011. Mr. Goronkin, 48, has worked in the restaurant industry for over 25 years. For the last two years he has served as President and CEO at Bennigan’s Franchising Company, focusing on revitalizing the brand, which has approximately 100 restaurants throughout the U.S. and other countries. Previously, Mr. Goronkin was CEO, President, and Director at Redstone American Grill, owner of several up-scale, high-volume, full service restaurants. Mr. Goronkin spent 4 1/2 years as CEO of Famous Dave’s of America, beginning in 2003. He was also COO at Buffet’s, Inc., operator of the HomeTown Buffet and Old Country Buffet chains and spent nearly ten years with the company and also served on its Board of Directors. Mr. Goronkin also spent 10 1/2 years at Chi Chi’s Mexican Restaurants early in his career. Mr. Goronkin has served on the Board of the National Restaurant Association and its educational foundation.

Compensatory Arrangements with David Goronkin

In connection with Mr. Goronkin’s employment as President, CEO and Chairman, Mr. Goronkin signed an offer letter with the Company dated March 28, 2011. The offer letter provides for an initial annual base salary of $500,000. Mr. Goronkin will participate in the Company’s bonus program that entitles him to an annual performance bonus with a target of 50% of his base salary, which is guaranteed for 2011 on a prorated basis. In addition, Mr. Goronkin will receive an option grant for which the value of the options when exercised is expected to yield, based upon projections to be determined, a net amount equal to Mr. Goronkin’s base salary plus his target bonus multiplied by the number of years employed by the Company as of the date of exercise. Mr. Goronkin is eligible for reimbursements related to relocation up to $250,000. In the event Mr. Goronkin is terminated without cause, he will be entitled to receive one month of his base salary for each month worked up to a maximum of twelve months or until other employment is secured and continued medical and dental coverage for the same period.

The description of Mr. Goronkin’s offer letter is not intended to be complete and is qualified in its entirety by the complete text of the document attached to this filing as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer letter dated March 28, 2011 by and between Real Mex Restaurants, Inc. and David Goronkin.
99.1	Press release dated April 1, 2011 regarding the appointment of David Goronkin as President, CEO and Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: April 7, 2011	By:	/s/ Richard P. Dutkiewicz

Richard P. Dutkiewicz
Interim Chief Executive Officer & Chief Financial Officer